Exhibit A-1








                        OUTSIDE DIRECTORS STOCK PLAN FOR
                    THE SOUTHERN COMPANY AND ITS SUBSIDIARIES


                             Effective May 26, 2004










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                        OUTSIDE DIRECTORS STOCK PLAN FOR
                    THE SOUTHERN COMPANY AND ITS SUBSIDIARIES


                                    Preamble


         Prior to the Effective Date (defined herein) of this Outside Directors Stock Plan for The Southern Company and Its Subsidiaries (the "Plan"), Directors (defined herein) participated in The Southern Company Outside Directors Stock Plan ("Southern Stock Plan") and the Outside Directors Stock Plan for Subsidiaries of the Southern Company ("Subsidiaries Stock Plan"). The purpose of this Plan is to update the stock compensation provisions to be in compliance with New York Stock Exchange rules and to merge the Southern Stock Plan and the Subsidiaries Stock Plan into this successor Plan in order to consolidate the statement of these compensation related obligations to Directors. Grants of stock to Directors prior to the Effective Date are governed by the terms of the Southern Stock Plan and the Subsidiaries Stock Plan, as applicable.

         The Company has reserved 1,000,000 (one million) authorized and registered shares of Stock (defined herein) that may be granted to Directors under the terms of this Plan. Additionally, any unissued shares of Stock previously authorized and registered for issuance under the Southern Stock Plan and Subsidiaries Stock Plan as of May 26, 2004 shall be transferred to the Plan, added to the reserved Stock and available for issuance to Participants under the Plan. This Plan shall expire on the tenth (10th) anniversary of the Effective Date.

                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption. The Southern Company hereby adopts the Outside Directors Stock Plan for The Southern Company and Its Subsidiaries, effective May 26, 2004 subject to (a) the approval of the adoption by the Board of Directors of The Southern Company of the Outside Directors Stock Plan for The Southern Company and Its Subsidiaries by the shareholders of the Company at the annual meeting thereof to be held on May 26, 2004, and (b) the Company's receipt of the requisite approval of the issuance of the Stock pursuant to the Plan by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, and the rules thereunder.

         1.2 Purpose. The Plan is designed to more closely align the interests of Directors with the interests of the shareholders of the Company through ownership of Stock.

ARTICLE II - DEFINITIONS

         2.1 "Affiliated Employer" shall mean any corporation which is a member of the controlled group of corporations of which the Company is the common parent corporation.

         2.2 "Board of Directors" shall mean either the Southern Board or a System Company Board, as applicable to a Director.

         2.3 "Commission" shall mean the Securities and Exchange Commission.

         2.4 "Company" shall mean The Southern Company.

         2.5 "Director" shall mean any person who is not an active employee of the Company or a System Company and who either serves on the Southern Board or a System Company Board.

         2.6 "Effective Date" shall mean May 26, 2004.

         2.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.8 "Market Value" shall mean the following:

         (a) With respect to Stock that is issued by the Company, the average of the high and low prices of the Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date one day prior to the date of distribution as set forth in Section 4.3(a) of the Plan (or the average of the high and low sale prices on the trading day immediately preceding such determination date if the Stock is not traded on the date one day prior to the date of distribution).

         (b) With respect to Stock that is purchased on the open market, the actual purchase price paid for such Stock on the date of purchase.

         2.9 "Participant" shall mean each Director who meets the requirements of Section 3.1 of the Plan.

         2.10 "Plan" shall mean the Outside Directors Stock Plan for The Southern Company and Its Subsidiaries, as amended from time to time.

         2.11 "Plan Administrator" shall mean the Governance Committee of the Southern Board.

         2.12 "Plan Year" shall mean the calendar year.

         2.13 "Retainer Fee" shall mean the annual rate of the fees paid to a Director as determined by the Board of Directors from time-to-time, but excluding reimbursements for expenses and any fees or compensation for (a) attendance at the meetings of the Board of Directors or any committee, (b) service on a committee, and (c) service at the request of the Board of Directors or a committee.

         2.14 "Stock" shall mean the Company's common stock, par value $5.00 per share.

         2.15 "Southern Board" shall mean the Board of Directors of The Southern Company.

         2.16 "System Company" shall mean any Affiliated Employer of the Company which the Southern Board may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them. The System Companies that have adopted the Plan are listed in Schedule A, attached hereto, as such Schedule may be amended from time to time.

         2.17 "System Company Board" shall mean the Board of Directors of a System Company. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

                           ARTICLE III - ELIGIBILITY

         3.1 Eligibility Requirements.

         (a) Except as provided in Subsections (b) and (c) below, each Director shall become a Participant in the Plan on the first date such Director serves on the Board of Directors.

         (b) For purposes of the 2004 Plan Year, a Director who is serving on a Board of Directors as of the Effective Date shall become a Participant in the Plan on the Effective Date, subject to (1) approval of the Plan by the shareholders of the Company at the annual meeting thereof to be held on May 26, 2004, and (2) the Company's receipt of the requisite approval of the Plan by the Commission under the Public Utility Holding Company Act of 1935, as amended, and the rules thereunder.

                      ARTICLE IV - FORM AND TIME OF BENEFIT

DISTRIBUTIONS

         4.1 Stock Grant. Each Participant shall receive a portion of his annual Retainer Fee in Stock, with the remainder of such annual Retainer Fee and meeting attendance fees to be payable, in increments elected by the Director in accordance with Section 4.2 below, in cash or in Stock. The portion of the annual Retainer Fee required to be paid in Stock pursuant to this Section 4.1 may be denominated as dollars and/or shares and shall be stated in Schedule B, attached hereto, as such Schedule shall be amended from time to time.

         4.2 Election to Determine Percentage or Amount of Compensation to be Paid in Stock. Each Participant shall have an opportunity to elect to have the non-Stock portion of his Retainer Fee paid in cash or Stock of the Company, or a combination thereof. Each Participant also shall have an opportunity to elect to have a portion of his meeting attendance fees payable in Stock. Such elections shall be made at the time specified by the Plan Administrator on a form provided to the Participant by the Plan Administrator. Nothing contained in this Section
4.2 shall be interpreted in such a manner as would disqualify the Plan from treatment as a "formula plan" under Rule 16b-3, as promulgated by the Commission under the Exchange Act, as that rule may be amended from time to time.

         4.3 Amount and Date of Payment for Stock Compensation.

         (a) For any Plan Year in which a Director is a Participant for the full Plan Year, any Stock compensation due a Participant pursuant to Sections 4.1 and
4.2 above shall be payable on a quarterly basis, with the first such quarterly distribution being made on April 1 and succeeding quarterly distributions being made on July 1, October 1, and January 1. The amount of Stock to be distributed to a Participant shall initially be determined by first dividing the Participant's required and elected dollar amount of Stock compensation by four
(4) and then dividing such quarterly quotient by the Market Value of the Stock. Subsequent distributions shall be based on such quarterly quotient divided by the Market Value of the Stock.

         (b) Notwithstanding the foregoing, for purposes of the 2004 Plan Year, for Participants who are serving as Directors as of the Effective Date, no Stock distributions shall be made under the Plan prior to receipt of the requisite approval described in Section 1.1; provided, however, that once the requisite approval of the Plan is received, the Stock distribution shall be made on the first quarterly date following such approval in accordance with Article IV.

         4.4 Deferral of Retainer. The portion of the Retainer Fee required to be paid in Stock pursuant to Section 4.1 shall be deferred in accordance with the terms of the deferred compensation plan maintained by the Company or Subsidiary Company for its Directors. Directors also shall have the option to defer in such plan pursuant to its terms that portion of the Retainer Fee not required to be paid in Stock and meeting attendance fees.

         4.5 Death Benefits. No grants of Stock shall be made to any beneficiary of a Participant following a Participant's death.

                       ARTICLE V - ADMINISTRATION OF PLAN

         5.1 Administrator. The general administration of the Plan shall be the responsibility of the Plan Administrator.

         5.2 Powers. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. It shall interpret the Plan and shall have the discretion to determine all questions arising in the administration, interpretation and application of the Plan, including any ambiguities contained herein or any questions of fact. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.

         5.3 Duties of the Plan Administrator.

         (a) The Plan Administrator is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Plan Administrator and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Plan Administrator shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.

         (b) The Plan Administrator shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Board of Directors.

         (c) The Plan Administrator shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining of adequate Participants' records; recording and transmission of all notices required to be given to Participants; the receipt and dissemination, if required, of all reports and information received relating to the Plan; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Plan Administrator shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.

         5.4 Indemnification. The System Companies and the Company shall indemnify the Plan Administrator against any and all claims, losses, damages, expenses and liability arising from any action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The System Companies and the Company may purchase at their own expense sufficient liability insurance for the Plan Administrator to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties as Plan Administrator.

                           ARTICLE VI - MISCELLANEOUS

         6.1 Assignment. Neither the Participant nor his legal representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.

         6.2 Amendment and Termination. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time by the Southern Board or by the Governance Committee with the approval of the Southern Board, upon execution of a duly authorized written document; provided, however, that, without the approval of the shareholders of the Company entitled to vote thereon, no amendment may be made which would, absent such shareholder approval, disqualify the Plan for coverage under Rule 16b-3, as promulgated by the Commission under the Exchange Act, as that rule may be amended from time to time; and provided further that the Plan may not be amended more than once every six (6) months unless such amendment is made in order to comply with changes to either the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder. Notwithstanding the foregoing, no such amendment or termination shall impair any rights to payments to which a Participant may be entitled prior to the effective date of such amendment or termination.

         6.3 No Guarantee of Continued or Future Service on a Board of Directors. Participation hereunder shall not be construed as creating a right in any Director to continued service or future service on the Board of Directors. Participation hereunder does not constitute an employment contract between any Director and any System Company or the Company as the case may be.

         6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.


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         IN WITNESS WHEREOF, the Southern Board, through its duly authorized officers, has adopted this Outside Directors Stock Plan for The Southern Company and Its Subsidiaries this ___ day of _____________________, 2004, to be effective as provided herein.

                                            THE SOUTHERN COMPANY:

(CORPORATE SEAL)
                                            By:______________________________

                                            Its: ______________________________

Attest:

By:______________________________

Its:______________________________

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                        OUTSIDE DIRECTORS STOCK PLAN FOR
                    THE SOUTHERN COMPANY AND ITS SUBSIDIARIES

                                   SCHEDULE A


                  The System Companies as of May 26, 2004 are:


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                        OUTSIDE DIRECTORS STOCK PLAN FOR
                    THE SOUTHERN COMPANY AND ITS SUBSIDIARIES

                                   SCHEDULE B

                                As of __________


The portion of a Participant's Retainer Fee required to be distributed in common stock of The Southern Company shall be determined in accordance with the following schedule:

              Company                             Dollar Amount of Required
                                                      Stock Distribution

Southern Company
          o   Pre-1997 Appointed Directors                 $10,000.00
          o   Post-1996 Appointed Directors                $19,000.00

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           Company                                      Shares Distributed

Southern Company                                      250 shares per quarter
Alabama Power Company                                 130 shares per quarter
Georgia Power Company                                 130 shares per quarter
Gulf Power Company                                     80 shares per quarter
Mississippi Power Company                              80 shares per quarter
Savannah Electric and Power Company                    80 shares per quarter